UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2015

ARTEC GLOBAL MEDIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-186732	99-0381772
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 E William St., Suite 204, Carson City, NV 89701

(Address of Principal Executive Offices) (Zip Code)

(844) 505-2285

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 24, 2015, Artec Global Media, Inc. (the "Company") entered into a credit facility arrangement with a lender (the "Credit Facility"). The initial advance under Credit Facility was $150,000, with additional amounts to be funded at the lender's discretion. In connection with the Credit Facility, the Company agreed to pay certain fees to the lender and certain of its affiliates. In connection with the Credit Facility, the Company granted the lender a first priority security interest in all of the Company's assets. Additional details of the Credit Facility will be provided in the Company's next quarterly report on Form 10-Q.

On December 24, 2015, the Company entered into an equity facility arrangement with an investor (the "Equity Facility") pursuant to which the Company may cause the investor to purchase shares of the Company's common stock at certain prices, provided, however, that the investor is not obligated to purchase such shares until an S-1 Registration Statement covering the shares to be sold (the "S-1") is declared effective by the Securities and Exchange Commission. Notwithstanding the forgoing, on December 24, 2015, the investor advanced $100,000 to the Company under the Equity Facility, which amounts shall convert into shares of common stock after the S-1 is declared effective. Additional details of the Equity Facility will be provided in the S-1 to be filed by the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ARTEC GLOBAL MEDIA, INC.

Dated: December 31, 2015	By:	/s/ Caleb Wickman
Caleb Wickman
President and Treasurer
(Principal Executive Officer and Principal Financial Officer)